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                                                             EXHIBIT 10(G)

     AMENDMENT, dated as of February 14, 1996, to EMPLOYMENT AND CONSULTING AGREEMENT dated as of September 1, 1988, between UNITEL VIDEO, INC. ( the "Company") and ALEX GEISLER ( "Employee").

     WHEREAS, the Company and Employee are parties to an Employment and Consulting Agreement dated as of September 1, 1998 (the "Employment and Consulting Agreement") whereby Employee is restricted with respect to his ability to compete with the business of the Company: and

     WHEREAS, the Company desires to amend the Employment and Consulting Agreement to permit Employee to participate in his son's business on the terms set forth in this Amendment.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Consent to Participate in Business.

     Notwithstanding the provisions of Section 11(a) of the Employment and Consulting Agreement, but subject to the conditions set forth in the second sentence of this paragraph, Employee may provide services to or be financially interested in a video services business located in Southern Florida in which employee's son has an equity interest (the "Video Services Business"). In the event that Employee shall participate in the Video Services Business as provided in the previous sentence of this paragraph and either (i) the Video Services Business shall engage in business in the New York metropolitan area, the Chicago metropolitan area, southern California or any geographic area in which the Company shall in the future do substantial business as determined by the Board of directors of the Company (excluding Employee) or (ii) the Board of Directors of the Company (excluding Employee) shall determine in its discretion that it is not in the best interest of the Company for Employee to continue his interest in the Video Services Business, then upon receipt of notice from the Board of Directors of the Company (which notice the Board of Directors may give or withhold in its discretion), Employee shall cease providing services or additional funds to the Video Services Business.

     2. Miscellaneous.

     Except as specifically provided in this amendment, all of the terms and conditions of the Employment and Consulting Agreement shall remain in force and effect.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first above written.


UNITEL VIDEO, INC.
     /s/ Barry Knepper
By _______________________
Name: Barry Knepper
Title: Senior Vice President Finance & Administration


/s/ Alex Geisler
______________________
Alex Geisler